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                                                                    Exhibit 10.1

                             BROADBAND MARITIME INC.
                               EMPLOYMENTAGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement") made effective as of February 8, 2006 by and between Broadband Maritime Inc. (f/k/a Broadband Maritime of Delaware Inc.), a Delaware corporation with its principal offices located at 61 Broadway, 19th Floor, New York, New York 10006 ("Employer"), and Jarle Pedersen an individual with a residence address 68 Gardenia Drive, Maple Shade, NJ ("Employee").

     WITNESSETH:

     WHEREAS, in order to protect the rights of Broadband Maritime with respect to its proprietary rights and legitimate business interests;

     WHEREAS, Employee will derive substantial benefit from the success of Broadband Maritime; and

     WHEREAS, it is a condition and in consideration of Employee's employment by Employer that Employee agrees to the terms hereof.

     NOW, THEREFORE, in consideration of the covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Proprietary Information

     (a) Proprietary Information Defined. Employee understands that during Employee's employment by Employer or any of its affiliates Employee may produce, obtain, make known or learn about certain information which has commercial value in the business in which Employer is engaged and which is treated by Employer as confidential. This information may have been created, discovered or developed by Employer, its predecessors, or otherwise received by Employer from third parties, including but not limited to clients or potential clients of Employer, or representatives of clients or potential clients of Employer, subject to a duty to maintain the confidentiality of such information. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, ideas, processes, formulas, source code, object code, executable code, data, programs, software, other original works of authorship, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer and supplier lists.

     (b) Assignment and Protection of Proprietary Information. Employee understands that all Proprietary Information shall be the sole property of Employer and its assigns, and Employer and its assigns shall be the sole. owner of all patents, copyrights, trademarks, and other rights in connection therewith. Employee hereby assigns to Employer any rights Employee may have or acquire in such Proprietary Information from the date of this Agreement through the

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termination of Employee's employment with Employer. At all times, during both
Employee's employment by Employer and after its termination, Employee will keep in strictest confidence and trust all Proprietary Information, and will not use, reproduce or disclose any Proprietary Information without the written consent of Employer, except as may be necessary in the ordinary course of performing Employee's duties as an employee of Employer. Employee agrees to keep and maintain adequate and current records of all Proprietary Information developed by Employee (in the form of notes, sketches, drawings and as may be specified by Employer) which records shall be available to and remain the sole property of Employer at all times.

     (c) Disclosure of Proprietary Information. Employee agrees that Employee will not, without the written permission of Employer, use the Proprietary Information for any purpose other than as may be necessary in the ordinary course of performing Employee's duties as an employee of Employer. Employee represents that Employee has no obligations or commitments inconsistent with this Agreement. Employee shall use all reasonable safeguards to prevent the unauthorized disclosure of such Proprietary Information. Employee confirms that such Proprietary Information constitutes the exclusive property of Employer. Employee agrees to return all tangible evidence of such Proprietary Information to Employer within three (3) business days of the earlier of (i) the termination of Employee's employment or (ii) the request of Employer.

     Section 2. Conflicting Activities

     Employee agrees that during Employee's employment by Employer, Employee will not engage in any other employment, occupation, consulting or other activity relating to the business in which Employer is now or may hereafter become engaged, or which would otherwise conflict with Employee's obligations to Employer.

     Section 3. Trade Secrets of Others

     Employee represents that Employee's performance of all of the terms of this Agreement and as an employee of Employer do not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by Employee in confidence or in trust prior to Employee's services to Employer, and Employee will not disclose to Employer, or induce Employer to use, any confidential or proprietary information or material belonging to any previous client, employer or others.

     Section 4. Employer's Provision of Specialized Training and Proprietary Information

     Employee understands that Employer will provide Employee with specialized training and access to non-public and Proprietary Information regarding Employer and Employer's activities.

     Section 5. Inventions

     Employee understands that during Employee's employment with Employer, Employee may make, conceive of or reduce to practice various discoveries, developments, designs,


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improvements, inventions, formulas, processes, techniques, programs, other works of authorship, know-how and data which are related to the business of Employer including products and services that are offered or being developed by Employer (all of which shall be referred to as "Inventions" throughout this Agreement, whether or not patentable or registrable under copyright, mask work or similar statutes).

     (a) Assignment of Inventions.

     Employee hereby assigns and transfers to Employer Employee's entire right, title and interest in and to all Inventions made or conceived or reduced to practice by Employee either alone or jointly with others during the period of Employee's employment with Employer. Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment and which are protectable by copyright are "works made for hire", as that term is defined in the United States Copyright Act as in effect as of this date. Employee will, at Employer's request, promptly execute a written assignment of title to Employer for any such Invention and will preserve any such Invention as Proprietary Information of Employer.

     (b) Maintenance of Records.

     Employee agrees to keep and maintain adequate and current records of all Inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by Employer) which records shall be available to and remain the sole property of Employer at all times.

     (c) Disclosure of Inventions.

     During the period of Employee's employment and for six months after termination of Employee's employment with Employer, Employee will promptly disclose in writing to Employer all Inventions made or conceived or reduced to practice by Employee, either alone or jointly with others, during the period of Employee's employment with Employer.

     (d) Execution of Documents.

     Employee further agrees as to all Inventions to assist Employer in every proper way (but at Employer's expense) to obtain and from time to time enforce patents, copyrights, mask works, and other rights and protections relating to Inventions in any and all countries, and to that end will execute all documents for use in applying for and obtaining such patents, copyrights, mask works, and other rights and protections on and enforcing Inventions as Employer may desire, together with any assignments thereof to Employer or persons designated by it. Employee's obligation to assist Employer in obtaining and enforcing patents, copyrights, mask works, and other rights and protections relating to Inventions in any and all countries shall continue beyond the termination of Employee's employment, but Employer shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at Employer's request on such assistance. In the event Employer is unable, after reasonable effort, to secure Employee's signature on any document or documents needed to obtain or enforce any patent, copyright, mask


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work, or other right or protection relating to an Invention, whether because of
Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any application or assignment and to do all other lawfully permitted acts to further the protection and issuance to Employer of patents, copyrights, mask works, or similar protections thereon with the same legal force and effect as if executed by Employee.

     Section 6. Non-Competition

     (a) Restrictions. In order to protect Employer's Proprietary Information, for a period of one (1) year after the termination or expiration, for any reason, of Employee's employment with Employer hereunder (the "Post-Employment Period"), Employee will not directly or indirectly engage in activities similar or reasonably related to those in which Employee shall have engaged hereunder during Employee's employment with Employer preceding termination or expiration for, nor render services similar or reasonably related to those which Employee shall have rendered hereunder during such employment to, any person or entity whether now existing or hereafter established that directly competes with (or proposes or plans to directly compete with) Employer ("Direct Competitor") in any line of business engaged in or under development by Employer in any territory where Employer markets, sells, designs, or distributes its products or services. Further, Employee shall not, either directly or indirectly, (i) solicit clients or customers of Employer during the Post-Employment Period or
(ii) entice, induce or encourage any of Employer's other employees to engage in any activity which, were it done by Employee, would violate any provision of this Agreement. Employee understands that as used in this Section,. the term "any line of business engaged in or under development by Employer" shall be applied as of the date of termination of Employee's employment, or, if later, as of the date of termination of any post-employment consultation. Direct Competitors shall include companies engaged in, and providing, telecommunications engineering and related services for the maritime/merchant ship industry similar to those provided by Employer. This section shall not be construed as to limit Employee's right to be engaged in telecommunications engineering and related services in another field (i.e., not related to the ship industry) in which Employee would not be directly competing with Employer's target market. The Post-Employment Period may be extended by Employer in its sole discretion for an additional period of up to one (1) year upon payment of $24,000, payable $2,000 per month of the additional period.

     (b) Reasonability of Restrictions. The parties hereto each agree that the foregoing paragraph imposes a reasonable restraint on Employee in light of the activities and business of Employer, and that such restraint is intended only to protect the goodwill and other legitimate business interests of Employer. Employee agrees that this Agreement is reasonable and enforceable. Employee acknowledges that Employee will receive significant value and advantage as a result of Employee's access to Employer's Proprietary Information, including, without limitation, knowledge of and contact with customers, suppliers and employees of Employer, which, if used improperly, would cause irreparable harm to Employer and negatively impact the good will of Employer. Employee acknowledges and agrees that the consideration offered by Employer under this Agreement give rise to Employer's interest in restraining and prohibiting Employee from engaging in the prohibited activities in the foregoing paragraph.


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Employee further agrees that the limitations imposed upon Employee in the foregoing paragraph are reasonable as to time, geographic area and scope of activity prohibited and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of Employer.

     (c) Enforceability. It is the desire and intent of each of the parties that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in the State of New York. Accordingly, if any particular portion of this Section 6 shall be adjudicated to be invalid or unenforceable, Section 6 shall be deemed amended (i) to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, then (ii) to delete therefrom only the portion thus adjudicated to be invalid or unenforceable.

     Section 7. Prior Inventions.

     Employee understands that all Inventions, if any, patented or unpatented, which Employee made prior to Employee's employment with Employer, are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A attached hereto a complete list of all of Employee's prior Inventions, including numbers of all patents and patent applications, and those that are a property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee has no such prior Inventions.

     Section 8. Term of Agreement: Termination of Employment.

     Employee's employment by Employer shall be on an at-will basis and accordingly may be terminated at any time by Employer. Except as otherwise specifically provided in this Agreement, such as under Sections 5(d) and 6(a) hereof, this Agreement shall automatically extend for as long as Employee continues to be employed by Employer. In the event of the termination of Employee's employment by Employee or by Employer for any reason, Employee will deliver to Employer all documents, notes, drawings, specifications, programs, data, devices and other materials of any nature pertaining to Employee's work with Employer and Employee will neither take with Employee nor recreate any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression. Employee shall notify Employer at least two weeks prior to voluntarily terminating
Employee's employment with Employer.

     Section 9. Modification.

     This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and Employer. Employee agrees that any subsequent change or changes in Employee's duties, salary or compensation shall not affect the validity or scope of this Agreement.


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     Section 10. Entire Agreement.

     Employee acknowledges receipt of this Agreement and agrees that with respect to the subject matter hereof it is Employee's entire agreement with Employer, superseding any previous oral or written communications, representations, understanding or agreements with Employer or any officer or representative.

     Section 11. Severability.

     In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. If anyone or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained herein.

     Section 12. Successors and Assigns.

     This Agreement shall be binding upon Employee's heirs, executors, administrators or other legal representatives and is for the benefit of Employer, and will inure to its successors and assigns.

     Section 13. Employment Relationship Not Modified.

     Except as provided herein, this Agreement shall in no way alter, modify, change or amend any existing at-will or contractual employment relationship that exists between Employer and Employee.

     Section 14. Governing Law.

     This Agreement shall be governed by the internal laws of the State of New York, excluding its conflict of laws principles. The parties hereto consent to the jurisdiction and venue of the courts located in New York County, New York for the resolution of any disputes arising under or related to this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the 8th of February, 2006.

EMPLOYEE:                               BROADBAND MARITIME INC.


/s/ Jarle Pedersen                      By: /s/ Mary Ellen Kramer
-------------------------------------       ------------------------------------
[Jarle Pedersen]                        Name: Mary Ellen Kramer
                                        Title: President


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                                    EXHIBIT A

                          PRIOR INVENTIONS OF EMPLOYEE


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